Rule 424(b)(5)
Registration No. 333-212597

Calculation of Registration Fee

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.758% Notes Due 2024	$1,000,000,000	100.00%	$1,000,000,000	$124,500

(1)	Calculated in accordance with Rule 457(r) and Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”). C$1,250,000,000 aggregate principal amount of the notes will be issued. $1,000,000,000, the Amount to be Registered, is determined using the October 3, 2017 C$/U.S.$ exchange rate of C$1.2500/U.S.$1.00 as published by the Bank of Canada.

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 20, 2016)

C$1,250,000,000 2.758% Notes due 2024

We are offering 1,250,000,000 Canadian dollars (“CAD” or “C$”) of our 2.758% Notes due 2024 (the “notes”).

The notes will bear interest at the rate of 2.758% per annum. We will pay interest on the notes semi-annually in arrears in equal installments on April 7 and October 7 of each year, commencing on April 7, 2018. The first interest payment will be a long first coupon payable on April 7, 2018 and will be in the amount of C$17,331,952.05, such payment being the equivalent of C$13.86556164 per C$1,000 of principal amount outstanding. The notes will mature on October 7, 2024, unless earlier redeemed.

We may redeem some or all of the notes at any time or from time to time at our option at the redemption price described in this prospectus supplement. In addition, we may redeem the notes, in whole but not in part, at any time at our option, at the redemption price described in this prospectus supplement, in the event of certain changes in United States tax laws, as described under “Description of the Notes—Redemption for Tax Reasons.”

The notes will be our senior unsecured obligations and will rank pari passu with our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be issued in fully-registered, book-entry form in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 for a discussion of certain risks that should be considered in connection with an investment in the notes, as well as “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 1, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)			Underwriting Discount			Proceeds (before expenses) to Disney
	Per Note	Total		Per Note	Total		Per Note	Total
2.758% Notes due 2024	100.000%	C$	1,250,000,000	0.370%	C$	4,625,000	99.630%	C$	1,245,375,000

(1)	Plus accrued interest, if any, from October 6, 2017.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

The underwriters expect to deliver the notes in fully-registered, book-entry form on or about October 6, 2017 through the facilities of CDS Clearing and Depository Services Inc. for the accounts of its participants. Investors may hold their notes through Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., as operator of the Euroclear system. The foregoing date is the third business day following the date of this prospectus supplement. This settlement date may affect trading of the notes. See “Underwriting.”

Joint Book-Running Managers

HSBC	RBC Capital Markets	TD Securities

The date of this Prospectus Supplement is October 3, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any underwriter is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in the accompanying prospectus and any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the respective dates of those documents.

References in this prospectus supplement to “Disney,” “the Company,” “we,” “us” or “our” are to The Walt Disney Company.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the currency of the United States of America.

References in this prospectus supplement to “Canadian dollars,” “CAD” or “C$” are to the currency of Canada.

The information set forth in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is directed to prospective purchasers of notes who are United States residents, except to the extent expressly set forth in “Material United States Federal Income Tax Considerations” below. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments on, the notes. Such persons should consult their financial, tax and legal advisors with regard to these matters.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus are not a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer of notes to the public in the United Kingdom. No prospectus has been or will be approved in the United Kingdom in respect of the notes. The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of us. We may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus. Such statements may, for example, express expectations or projections about future actions that we may take, including restructuring or strategic initiatives, or about developments beyond our control, including changes in domestic or global economic conditions. Additional factors are set forth in our Annual Report on Form 10-K for the year ended October 1, 2016, our subsequent Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission that are incorporated or deemed to be incorporated by reference in the accompanying prospectus that include “Risk Factors” or that discuss risks to us. These statements are made on the basis of management’s views and assumptions as of the time the statements are made and we undertake no obligation to update these statements. There can be no assurance, however, that our expectations will necessarily come to pass.

ABOUT THE WALT DISNEY COMPANY

Disney is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521 (telephone: (818) 560-1000).

Disney, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks, Parks and Resorts, Studio Entertainment, and Consumer Products & Interactive Media.

Media Networks

The Company operates cable programming services (including the ESPN, Disney Channels and Freeform networks), broadcast businesses (which include the ABC TV Network and eight owned television stations), radio businesses (consisting of the ESPN Radio Network, including four owned ESPN radio stations, and the Radio Disney network, which operates from an owned radio station in Los Angeles). The ABC TV and ESPN Radio networks have affiliated stations providing coverage to consumers throughout the U.S. The Company also produces original live-action and animated television programming, which may be sold in network, first-run syndication and other television markets worldwide, to subscription video on demand services and in home entertainment formats such as DVD, Blu-Ray and iTunes. The Company plans to launch a direct-to-consumer ESPN-branded multi-sports streaming video service and Disney-branded streaming service in early 2018 and 2019, respectively. The Company has interests in media businesses that are accounted for under the equity method including A+E Television Networks LLC, BAMTech LLC, CTV Specialty Television, Inc., Hulu LLC, Seven TV and Vice Group Holdings, Inc. Our Media Networks business also operates branded internet sites and apps. In September 2017, the Company acquired an incremental 42% interest in BAMTech bringing the Company’s aggregate ownership interest to 75% and the Company now consolidates BAMTech.

Parks and Resorts

The Company owns and operates the Walt Disney World Resort in Florida and the Disneyland Resort in California. The Walt Disney World Resort includes four theme parks (the Magic Kingdom, Epcot, Disney’s Hollywood Studios and Disney’s Animal Kingdom); 18 resort hotels; a retail, dining and entertainment complex; a sports complex; conference centers; campgrounds; water parks; and other recreational facilities. The Disneyland Resort includes two theme parks (Disneyland and Disney California Adventure), three resort hotels and a retail, dining and entertainment complex. Internationally, the Company owns and operates Disneyland Paris, which includes two theme parks (Disneyland Park and Walt Disney Studios Park); seven themed resort hotels; two convention centers; a shopping, dining and entertainment complex; and a 27-hole golf facility. The Company manages and has a 47% ownership interest in Hong Kong Disneyland Resort, which includes one theme park and two themed resort hotels. The Company has a 43% ownership interest in Shanghai Disney Resort, which opened in June 2016 and includes one theme park; two themed resort hotels; a retail, dining and entertainment complex; and an outdoor recreational area. The Company also has a 70% ownership interest in the management company of Shanghai Disney Resort. The Company also earns royalties on revenues generated by the Tokyo Disney Resort, which includes two theme parks (Tokyo Disneyland and Tokyo DisneySea) and four Disney-branded hotels, and is owned and operated by an unrelated Japanese corporation. The Company manages and markets vacation club ownership interests through the Disney Vacation Club; operates the Disney Cruise Line; the Adventures by Disney guided group vacations business; and Aulani, a hotel and vacation club resort in Hawaii. The Company’s Walt Disney Imagineering unit designs and develops theme park concepts and attractions as well as resort properties.

Studio Entertainment

The Company produces and acquires live-action and animated motion pictures for worldwide distribution in the theatrical, home entertainment and television markets. The Company distributes these products through its own distribution and marketing companies in the U.S. and both directly and through independent companies and joint ventures in foreign markets primarily under the Walt Disney Pictures, Pixar, Marvel, Lucasfilm and Touchstone banners. Certain motion pictures produced by DreamWorks Studios are distributed under our Touchstone Pictures banner. The Company stopped distributing new DreamWorks Studios releases after the fourth quarter of fiscal 2016. The Company plans to launch a direct-to-consumer Disney-branded streaming service in 2019. The Company also produces stage plays and musical recordings, licenses and produces live entertainment events and provides visual and audio effects and other post-production services.

Consumer Products & Interactive Media

The Company licenses its trade names, characters and visual and literary properties to various manufacturers, game developers, publishers and retailers throughout the world. We also develop and publish games, primarily for mobile platforms. The Company’s operations include retail, online and wholesale distribution of products through The Disney Store, DisneyStore.com and MarvelStore.com and direct to retailers. We operate The Disney Store in North America, Europe, Japan and China. The Company publishes entertainment and educational books and magazines and comic books for children and families and operates English language learning centers in China. In addition, the segment’s operations include website management and design, primarily for other Company businesses. We also develop and distribute online video content, which includes content developed by Maker Studios.

THE NOTES OFFERING

The following description of certain provisions of the notes offered hereby is not complete and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of the Notes” and in the accompanying prospectus under “Description of Debt Securities.” As used under this caption “The Notes Offering,” references to the “Company,” “us,” “we,” “our” and similar references refer to The Walt Disney Company excluding its subsidiaries.

Issuer	The Walt Disney Company

Securities offered	C$1,250,000,000 2.758% Notes due 2024.

Original issue date	October 6, 2017

Maturity date	The notes will mature on October 7, 2024

Interest rate	2.758% per annum, accruing from October 6, 2017.

Interest payment dates	Interest on the notes will be paid semi-annually in arrears in equal installments on April 7 and October 7 of each year, commencing on April 7, 2018. The first interest payment will be a long first coupon payable on April 7, 2018 and will be in the amount of C$17,331,952.05, such payment being the equivalent of C$13.86556164 per C$1,000 of principal amount outstanding.

Currency of payments	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in CAD, except under the limited circumstances provided herein. See “Currency Conversion.”

Optional redemption	The notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to their final maturity date, at a redemption price equal to the greater of the following amounts:

(1) 100% of the principal amount of the notes to be redeemed; or

(2) the Canada Yield Price,

plus, in the case of both clauses (1) and (2) above, any accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.

For additional information, including the definition of Canada Yield Price, see “Description of the Notes—Optional Redemption.”

Additional amounts	If a withholding or deduction at source is required for any present or future taxes, duties, assessments or other governmental charges imposed by the United States (as defined) or any political subdivision or taxing authority thereof, we will, subject to exceptions and limitations, pay to the holder of any note that is beneficially owned by a United States Alien (as defined), as additional interest, such Additional Amounts (as defined) as may be necessary in order that every net payment on such note, by us or a paying agent, after deduction or withholding for any present or future tax, duty, assessment or other governmental charge imposed upon such payment by the United States or any political subdivision or taxing authority thereof, will not be less than the amount provided in such note to be due and payable. For additional information, including the definitions of “United States,” “United States Alien” and “Additional Amounts,” see “Description of the Notes—Payment of Additional Amounts.”

Redemption for tax reasons	We may, at our option, redeem the notes, in whole but not in part, in the event of certain changes in United States (as defined) tax laws at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest thereon to the date fixed for redemption, as described under “Description of the Notes—Redemption for Tax Reasons.”

Use of proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes. See “Use of Proceeds.”

Tax considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material United States Federal Income Tax Considerations.”

Ranking	The notes will be our senior unsecured obligations and will rank pari passu with all our other unsecured and unsubordinated indebtedness.

Denominations	The notes will be issued only in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof.

Form	The notes will be issued in fully-registered, book-entry form. One or more global notes will be deposited with CDS Clearing and Depository Services Inc. and registered in the name of CDS & Co., as nominee of CDS Clearing and Depository Services Inc.

Absence of public market	The notes are a new issue of securities for which there is currently no established market. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice.

Additional issuances	We may from time to time, without notice to or the consent of the holders of the notes, issue additional notes ranking pari passu with, and with the same terms and provisions as, the notes offered hereby (except for the date of original issuance, and, if applicable, the date from which interest will accrue, the first interest payment date and the offering and sale prices thereof).

Governing law	The notes and the indenture under which the notes will be issued will be governed by the laws of the State of New York.

Trustee	Wells Fargo Bank, National Association

Paying Agent, Authenticating Agent, Registrar and Transfer Agent	BNY Trust Company of Canada

Risk factors	An investment in the notes involves risk. You should consider carefully the specific factors set forth under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 1, 2016, as well as the other information set forth and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering before investing in any of the notes offered hereby.

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

General

For an enterprise as large and complex as we are, a wide range of factors could materially affect future developments and performance. For a discussion of some of these risks, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 1, 2016, in addition to the other information that is included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Holders of the Notes Will Receive Payments Solely in CAD, Except Under the Limited Circumstances Provided Herein.

All payments of interest on and the principal of the notes, any redemption price for the notes, and any Additional Amounts payable in respect of the notes will be made in CAD, except under the circumstances described under “Currency Conversion.” We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in CAD made with respect to the notes into U.S. dollars or any other currency.

Holders of the Notes May be Subject to the Effects of Foreign Currency Exchange Rate Fluctuations, as well as Possible Exchange Controls, Relating to CAD.

The initial investors in the notes will be required to pay for the notes in CAD. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining CAD or in converting other currencies into CAD to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”) entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks include the possibility of:

•	significant changes in rates of exchange between CAD and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to CAD or the investor’s home currency.

Even if there are no actual exchange controls, it is possible that CAD would not be available to us when payments on a note are due because of circumstances beyond our control. As described below under “Currency Conversion”, if CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, the perceived stability of political conditions in various countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance.

Rates of exchange between CAD and other currencies have been volatile and similar or greater volatility may occur in the future. However, the exchange rates of an investor’s home currency for CAD and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of CAD against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note, the price payable upon any redemption of notes and any Additional Amounts payable in respect of the notes, and generally in the investor’s home currency equivalent market value of that note. Appreciation of CAD in relation to the investor’s home currency would have the opposite effects.

Canada may, in the future, impose exchange controls and/or modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of CAD at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes.

The Notes Permit Us to Make Payments in U.S. Dollars If We are Unable to Obtain CAD.

If CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us. In those circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default”) under the notes or the indenture governing the notes. There can be no assurance that this exchange rate will be as favorable to holders of notes as the exchange rate that might otherwise be determined by applicable law or the exchange rate that might have been used had that rate been determined as of a specific date or with reference to a specific publication or other source of exchange rate data. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The notes and the indenture under which the notes will be issued will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. It is not clear, however, whether in granting any judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered, the date when the obligation is actually paid (as several states of the United States have adopted the Uniform Foreign Money Claims Act, which endorses the “payment date” rule) or some other date.

Under the New York judiciary law, an action based upon an obligation denominated in CAD will be rendered in CAD. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of judgment could be more or less favorable than the exchange rate on the date the judgment is paid. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes.

The notes are a new issue of securities and, upon issuance, your notes will not have an established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the notes, whether you will be able to sell the notes, or the prices at which you may be able to sell the notes. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include the risk factors described and referred to elsewhere in this “Risk Factors” section and the following:

•	the interest rate on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption features of the notes;

•	fluctuations in exchange rates between your currency and CAD;

•	the level, direction and volatility of market interest rates generally;

•	market perceptions of the level, direction and volatility of interest rates generally; and

•	the trading value of comparable securities.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks involving your notes.

The Notes Are Structurally Subordinated to the Liabilities of Our Subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all indebtedness or other liabilities of our subsidiaries, including any subsidiaries that we may in the future acquire or establish.

Redemption Prior to Maturity May Adversely Affect Your Return on the Notes.

Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes and a Downgrade in our Credit Ratings Could Adversely Affect the Market Value of the Notes.

The credit ratings assigned to some of our debt securities, including the notes, do not purport to reflect the potential impact of all risks relating to an investment in those securities. Such ratings are limited in scope and reflect only the view of each rating agency at the time the rating was issued. These ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that such credit ratings will not be lowered, suspended or withdrawn entirely by the rating agencies or placed on a so-called “watch list” for a possible downgrade or assigned a negative ratings outlook if, in any rating agency’s judgment, circumstances so warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold any of our debt securities, including the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, the notes, and also increase our borrowing costs.

An Increase in Market Interest Rates Could Result in a Decrease in the Market Value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in value. Consequently, if you purchase notes and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes in this offering will be approximately C$1,245,375,000, after deducting the underwriting discount but before deducting estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include, among others, the general corporate purposes identified in the accompanying prospectus under the caption “Use of Proceeds.”

CURRENCY CONVERSION

All payments of principal of and premium, if any, and interest on the notes, including payments made upon any redemption, and any Additional Amounts that may be payable with respect to the notes, will be payable in CAD, provided that, if CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us. In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Risk Factors—The Notes Permit Us to Make Payments in U.S. Dollars If We Are Unable to Obtain CAD.”

Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors.”

As of October 2, 2017, the CAD/U.S. dollar exchange rate was C$1.2505 = U.S.$1.00, as published by the Bank of Canada.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended		Fiscal Year Ended
	July 1, 2017	July 2, 2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	18.4x	21.9x	19.9x	21.8x	19.3x	14.4x	11.9x

(1)	We calculated our ratio of earnings to fixed charges by dividing income from continuing operations (including gains on sales of equity investments and businesses) before equity in the income of investees and income taxes, plus (a) fixed charges, excluding capitalized interest, (b) amortization of capitalized interest, and (c) distributed income of equity investees, by fixed charges. Fixed charges consist of interest expense and amortization of all discounts and premiums on all indebtedness, capitalized interest, and that portion of rental expense that management believes is representative of the interest component of rent expense. The ratio does not adjust for interest on unrecognized tax benefits that are recorded as a component of income tax expense.

DESCRIPTION OF THE NOTES

The 2.758% Notes due 2024 (the “notes”) being offered hereby will be a series of our senior debt securities (as defined in the accompanying prospectus under “Description of Debt Securities”) and issued under the indenture dated as of September 24, 2001 (the “indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (referred to herein as the “trustee”). The following description of certain provisions of the notes and the indenture is not complete and is qualified in its entirety by reference to the indenture and the form of the note. You should review the indenture and the form of the note, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which the accompanying prospectus is a part and which may be obtained as described under “Where You Can Find More Information.” Capitalized terms used but not defined in this “Description of the Notes” section or in the accompanying prospectus under the caption “Description of Debt Securities” have the meanings given to them in the indenture. The following description supplements and, to the extent inconsistent, supersedes, the discussion of certain terms and provisions of the notes and the indenture set forth under “Description of Debt Securities” in the accompanying prospectus.

As used under this caption “Description of the Notes,” references to “Disney,” the “Company,” “we,” “us” and “our” and similar references refer to The Walt Disney Company excluding its subsidiaries, references to the “principal” or “redemption price” of any note shall be deemed to include a reference to the premium, if any, payable on such note, and references to the principal of, or premium, if any, or interest on, or redemption price of, any note shall be deemed to include a reference to any Additional Amounts that may be payable in respect of such principal, premium, interest or redemption price, as the case may be, in each of the foregoing cases unless otherwise expressly stated or the context otherwise requires.

General

The notes will constitute a separate series of our senior debt securities under the indenture, initially limited to C$1,250,000,000 aggregate principal amount, subject to our right from time to time, without the consent of the holders of the notes, to issue additional notes of such series as described below under “—Further Issues.”

The notes will mature on October 7, 2024 (the “Maturity Date”) and will bear interest at the rate of 2.758% per annum, accruing from October 6, 2017. The notes will be issued in fully-registered, book-entry form in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof. There is no limit under the indenture on the aggregate principal amount of notes that we may issue.

We will pay interest on the notes semi-annually in arrears in equal installments on April 7 and October 7 of each year, commencing on April 7, 2018, to the record holders at the close of business on the preceding March 23 or September 22 (whether or not such record date is a business day), respectively. The first interest payment will be a long first coupon payable on April 7, 2018 and will be in the amount of C$17,331,952.05, such payment being the equivalent of C$13.86556164 per C$1,000 of principal amount outstanding (in each case calculated on the basis of the aggregate principal amount of notes offered hereby and assuming that no Additional Amounts (as defined below) are payable on the notes). For a full semi-annual interest period, interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on the notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.

If any interest payment date, any redemption date, the Maturity Date or any other date on which a payment on the notes is due is not a business day (as defined below), the payment due on such interest payment date, redemption date, Maturity Date or other date, as applicable, will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, redemption date, Maturity Date or other date, as applicable, and no additional interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date, Maturity Date or other date, as the case may be, to such next succeeding business day.

The notes will be held in global form by CDS Clearing and Depository Services Inc. (“CDS”), as depositary, and will be registered in the name of CDS & Co., as nominee of CDS. See “—Book Entry System” below.

Further Issues

We may, from time to time, without notice to or the consent of the registered holders of notes, issue additional notes ranking pari passu with, and with the same terms and provisions as, the notes offered hereby (except for the date of original issuance, and, if applicable, the date from which interest will accrue, the first interest payment date and the offering and sale prices thereof) (“Additional Notes”). Any such Additional Notes, together with the notes offered hereby, will constitute a single series of our senior debt securities under the indenture and will vote together with the notes offered hereby as a single class on all matters to be voted on by holders of the notes under the indenture.

Ranking

The notes will be our senior unsecured indebtedness and will rank pari passu with each other and with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be structurally subordinated to any indebtedness and preferred stock, if any, of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors and preferred stockholders of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries. The indenture does not restrict the ability of our subsidiaries to incur indebtedness. For additional information, see “Risk Factors—The Notes Are Structurally Subordinated to the Liabilities of Our Subsidiaries.”

Issuance in CAD; Payment on the Notes

Initial holders will be required to pay for the notes in CAD, and all payments of principal of, premium (if any), and interest and Additional Amounts (as defined below, if any) on, the notes will be payable in CAD, provided, that if on or after the date of this prospectus supplement CAD are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until CAD are again available to us. In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the accompanying prospectus under “Description of Debt Securities—Events of Default”) under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. See “Risk Factors—The Notes Permit Us to Make Payments in U.S. Dollars If We are Unable to Obtain CAD.” All determinations referred to above in this paragraph made by the Company shall be at the Company’s sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the notes.

Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.

The Trustee, Paying Agent, Transfer Agent and Security Registrar

Wells Fargo Bank, National Association will be the trustee with respect to the notes and maintains various commercial and investment banking relationships with us and with affiliates of ours. BNY Trust Company of Canada will initially act as paying agent, transfer agent, authenticating agent and security registrar for the notes, acting through its corporate trust office currently located at 1 York Street, 6th Floor, Toronto, Ontario M5J 0B6, Canada. In addition, the indenture requires that we maintain a paying agent and security registrar in The City of New York, and The Bank of New York Mellon acting through its corporate trust office currently located at 101 Barclay Street, 7E, New York, New York 10286, will initially serve in that capacity. The Bank of New York Mellon and its affiliates maintain various commercial and investing banking relationships with us and with affiliates of ours.

Business Day

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in Toronto, Ontario, Canada or New York, New York, United States of America.

Optional Redemption

The notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to the Maturity Date, at a redemption price equal to the greater of the following amounts:

(1)	100% of the principal amount of the notes to be redeemed; or

(2)	the Canada Yield Price,

plus, in the case of both clauses (1) and (2) above, any accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable to the registered holders of such notes (or one or more predecessor notes) of record at the close of business on the relevant regular record date, all as provided in the indenture. Unless we default in the payment of the redemption price, interest on a note or portion thereof called for redemption will cease to accrue on the applicable redemption date.

“Canada Yield Price” means, in respect of any notes being redeemed, the price, in respect of the principal amount of the notes, calculated by the Company as of the third business day prior to the redemption date of such notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the notes to be redeemed from the redemption date to the Maturity Date using as a discount rate the sum of the Government of Canada Yield on such business day plus 20 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by us, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Maturity Date.

Notice of any redemption of notes will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the principal amount of notes to be redeemed, the redemption date, the redemption price or the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected according to CDS procedures, in the case of notes represented by a global note, or by the trustee by such method as the trustee considers fair and appropriate, in the case of notes, if any, that are not represented by a global note. If any note is to be redeemed in part, such note must be redeemed in a minimum principal amount of C$2,000 and integral multiples of C$1,000 in principal amount in excess thereof; provided that the unredeemed portion of any note must be an authorized denomination. Payment of the redemption price, together with accrued interest (if any) to but excluding the redemption date for a note for which a redemption notice has been delivered is conditioned upon delivery of such note to an office or agency of the Company maintained for that purpose. Payment of the redemption price for a note (or portion thereof to be redeemed), together with accrued interest to the redemption date, will be made on the later of the redemption date or promptly following the time of delivery of such note. See “—The Trustee, Paying Agent, Transfer Agent and Security Registrar.”

The notes are also subject to redemption at our option, in whole but not in part, if certain changes in U.S. tax law occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption, and the provisions described in the immediately preceeding paragraph will apply to any such redemption. See “—Redemption for Tax Reasons.”

Payment of Additional Amounts

All payments of principal and interest with respect to the notes will be made without withholding or deduction at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain exceptions and limitations set forth below, pay to the holder of any note that is beneficially owned by a United States Alien (as defined below), as additional interest, such amounts (“Additional Amounts”) as may be necessary in order that every net payment on such note (including payment of the principal of and interest on such note) by us or a paying agent, after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

a.	any tax, duty, assessment or other governmental charge that would not have been so imposed but for:

•

the existence of any present or former connection between such holder or beneficial owner of such note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

•	such holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, passive foreign investment company or controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

b.	any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, duty, assessment or other governmental charge;

c.	any tax, duty, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a note for payment more than 10 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

d.	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a note;

e.	any tax, duty, assessment or other governmental charge required to be withheld by any paying agent from a payment on a note, if such payment could be made without such withholding by any other paying agent;

f.	any tax, duty, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, duty, assessment or other governmental charge;

g.	any tax, duty, assessment or other governmental charge imposed on a holder or beneficial owner that actually or constructively owns 10 percent or more of the combined voting power of all classes of our stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

h.	any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall Additional Amounts be paid with respect to a payment on a note to a holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the holder of such note.

Notwithstanding anything to the contrary in the preceding paragraph, we, the trustee and any person making payments on behalf of us shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of any note, pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between us or any other person and the United States or any jurisdiction implementing FATCA, or any law implementing an intergovernmental approach to FATCA.

A “United States Alien” means any person that, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust. As used under this caption “—Payment of Additional Amounts” and under the caption “—Redemption for Tax Reasons” below, the term “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

Redemption for Tax Reasons

If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (including of any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or will become obligated to pay Additional Amounts on the notes or (b) any act is taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) on or after the date of this prospectus supplement, whether or not such act is taken with respect to us or any affiliate of ours, that results in a substantial likelihood that we will or may be required to pay Additional Amounts on the notes, then, we may, at our option, redeem the notes, as a whole but not in part, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest, accrued thereon to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the notes or any action that would entail a material cost to us. No redemption pursuant to (b) above will be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) results in a substantial likelihood that we will or may be required to pay Additional Amounts on the notes as described above and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the notes pursuant to their terms. If we redeem the notes under the circumstances described in this paragraph, then, notwithstanding any provision to the contrary set forth above in this paragraph, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to the applicable redemption date for the notes will be payable to the registered holders of the notes (or one or more predecessor notes) of record at the close of business on the relevant record date, all as provided in the indenture. Unless we default in the payment of the redemption price, interest on a note called for redemption will cease to accrue on the applicable redemption date.

Open Market Purchases

The Company may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Notices

The trustee will mail notices by first class mail, postage prepaid, to each registered holder’s address as it appears in the registration books of the registrar and, to the extent applicable, transmit such notices in accordance with applicable procedures of CDS. The trustee will only mail or transmit these notices to the registered holder of the notes, and consequently holders of beneficial interests in global notes will not receive these notices unless we reissue the notes in fully certificated form.

Book-Entry System

The notes will be issued as fully-registered, book-entry global securities (which we sometimes refer to as “global securities” or “global notes”) which will be deposited with, or on behalf of, CDS and registered, at the request of CDS, in the name of CDS & Co. The notes will settle in immediately available funds through CDS. You may hold interests in a global security through organizations that participate, directly or indirectly, in the CDS system.

For as long as the notes are maintained in book-entry form at CDS, CDS or its nominee will be the registered holder of the notes for all purposes and all payments on the notes will be made to CDS and payments to beneficial owners of notes will be made in accordance with CDS’ procedures and the procedures of its participants. Consequently, you will need to look to CDS and its participants through which you own your interest in the notes for any payment or to exercise any rights in respect of the notes. We have no responsibility for the actions of CDS or its participants, and your ability to receive payments or exercise any rights in respect of the notes will be subject to their procedures.

CDS is Canada’s national securities depository, clearing and settlement hub, supporting Canada’s equity, fixed income and money markets. Functioning as a service utility for the Canadian financial community, CDS provides a wide variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include certain of the underwriters. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests in notes in CDS, including cash distributions, may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Vancouver and Calgary. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.

You may elect to hold interests in the notes outside Canada through Clearstream Banking, société anonyme, Luxembourg, or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” if you are a participant in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in Clearstream’s and Euroclear’s names on the books of their respective sub-custodians. The interests are ultimately held through a CDS participant that acts as sub-custodian for Euroclear or Clearstream, as applicable.

Cross market transfers between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in CDS in accordance with CDS rules; however, such cross market transactions will require delivery of instructions to the relevant clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian sub-custodian to take action to effect final settlement on its behalf by delivering or receiving notes in CDS, and making or receiving payment in accordance with normal procedures for settlement in CDS. Clearstream participants and Euroclear participants may not deliver instructions directly to CDS or the Canadian sub-custodians.

Because of time zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a CDS participant may be made during subsequent securities settlement processing and dated the business day following the CDS settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a CDS participant will be received with value on the CDS settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in CDS.

Although CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. We will not have any responsibility for the performance by CDS, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

We have obtained the information in this section concerning CDS, Clearstream and Euroclear and the book-entry procedures and settlement from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Form, Denomination and Book-Entry

The notes, subject to certain exceptions, will be represented by one or more fully-registered global securities held by, or on behalf of, CDS, as custodian of the global securities (for its participants) and registered in the name of CDS & Co., and registrations of interests in and transfers of the notes will be made only through the book-entry only system of CDS. Except as described below, owners of beneficial interests in notes will not be entitled to a certificate or other instrument from us or CDS evidencing the purchaser’s ownership thereof, owners of beneficial interests in notes held through CDS and its participants will not be considered the “holders” of those notes under the indenture and no such beneficial owner of notes will be shown on the records maintained by CDS, although we expect that such beneficial interests will be reflected through book-entry accounts of CDS’ direct and indirect participants acting on behalf of such beneficial owners. Each purchaser of notes represented by a global security is expected to receive a customer confirmation of purchase from the underwriter or other registered dealer from which the notes are purchased in accordance with the practices and procedures of the selling underwriter or dealer. The practices of the underwriters may vary but, generally, customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its direct participants having interests in global securities, and CDS’ direct and indirect participants will be responsible for maintaining book-entry accounts for beneficial owners holding interests in the global securities. Sales of interests in a global security can only be completed through participants in the book-entry only depositary service of CDS.

Neither we nor the underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the notes held by CDS or any of its direct or indirect participants or the payments relating thereto; (b) maintaining, supervising or retaining any records relating to the notes; or (c) any advice or representation made by, or with respect to, CDS or any action to be taken by CDS or at the direction of its participants.

Notes will be issued in fully-registered, certificated form (“certificated notes”) registered in the names of persons other than CDS or its nominee only if (i) CDS’ book-entry only system ceases to exist, (ii) we determine that CDS is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes and we are unable to locate a qualified successor, (iii) we, at our option, elect to terminate the record book-entry system through CDS, (iv) required by law or (v) an event of default under the indenture with respect to the notes has occurred and is continuing.

Transfers of Notes

Transfers of beneficial ownership of notes represented by a global security will be effected only through records maintained by CDS for such global security (with respect to interests of participants)

and on the records of its direct and indirect participants (with respect to interests of persons other than participants). Beneficial owners who are not participants in the book-entry only depositary service of CDS, but who desire to purchase, sell or otherwise transfer ownership of or other interests in a global security, may do so only through participants in the book-entry only depositary service of CDS.

The ability of a beneficial owner of an interest in a note represented by a global security to pledge the notes or otherwise take action with respect to such owner’s interest in the notes represented by a global security (other than through a participant) may be limited due to the lack of possession of a certificate representing physical notes.

If certificated notes are issued under the limited circumstances described above, registration of transfers or exchanges of certificated notes may be made by delivery of those certificated notes, duly endorsed or accompanied by instruments of transfer duly endorsed, by the registered holders thereof, at the office of a registrar for the notes.

No book-entry transfer of a beneficial interest in a global note will be registered by CDS during the 10 business days immediately preceding any date fixed for payment of interest on such note, or payment of the principal or premium, if any, on such note, or 10 business days prior to the date of selection by the trustee of any notes to be redeemed. In addition, as described under “Description of Debt Securities—Form, Exchange, Registration and Transfer” in the accompanying prospectus, the indenture under which the notes will be issued provides that we are not required to register the physical transfer of or exchange of (i) notes during a period beginning at the opening of business 15 days before selection of notes to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) any notes or portion thereof called for redemption, except the unredeemed portion of any note being redeemed in part.

Payment of Interest and Principal

As long as CDS or its nominee is the registered owner of the global securities, CDS or its nominee will be considered the sole owner of the global securities for the purposes of receiving payments of interest and principal on such global securities. Payments of principal and any interest on notes in book-entry form represented by one or more global securities will be made by us in immediately available funds through the paying agent to CDS or its nominee, as the case may be, as the holder of the global security or global securities representing such notes in book-entry form.

We expect that CDS, upon receipt of any payment of principal or interest in respect of a global security, will credit, on the date principal or interest is payable, its participants’ accounts with payments in amounts proportionate to their respective interests in the principal amount of such global security as shown on the records of CDS. We also expect that payments of principal and interest by the participants to the owners of beneficial interests in such global security held through such participants in the depositary service of CDS will be governed by standing instructions and customary practices and will be the responsibility of such participants. Our responsibility and liability in respect of notes represented by a global security is limited to making payment of any principal and interest due on such global security to CDS. The rules governing CDS provide that it acts as the agent and depositary for its participants. As a result, such participants must look solely to CDS and beneficial owners of notes must look solely to participants for the payment of the principal and interest on the notes paid by or on behalf of us to CDS.

If certificated notes are issued under the limited circumstances described above, we will make payments of principal and the redemption price, if any, thereof upon presentation of the certificated notes at the office of a paying agent for the notes. At our option, payments of interest on certificated notes, if issued, due on any interest payment date (other than on the Maturity Date or any redemption date) may be made by cheque mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of notes or by wire transfer of immediately available funds to the accounts of the holders of such certificated notes if appropriate wire transfer instructions have been received in writing by the paying agent not less than 15 days prior to the applicable interest payment date. Notwithstanding the foregoing, we will make payments of interest on any interest payment date (other than on the Maturity Date or any redemption date) to each registered holder of C$10,000,000 or more in aggregate principal amount of certificated notes by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the paying agent not less than 15 days prior to the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the applicable registered holder.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, disposition and ownership of the notes to the beneficial owners of the notes that purchase the notes in the initial offering at the “issue price” (i.e. the first price at which a substantial amount of the notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary assumes that purchasers will hold the notes as “capital assets” as defined in the Code. This summary does not address all aspects of U.S. federal income taxation that may be important to a particular investor in light of their personal circumstances or that are subject to special rules, such as:

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	broker-dealers;

•	certain former citizens or former long-term residents of the United States;

•	partnerships or other pass-through entities, hybrid entities, and certain trusts;

•	persons that hold notes as a position in a “straddle,” “hedge,” or “appreciated financial position” for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax; and

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar.

This discussion does not address the U.S. federal estate (except as set forth below with respect to Non-U.S. Holders (as defined below)) or gift tax laws or any aspects of foreign, state, or local tax laws. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, holding, and disposing of the notes in light of their particular situations, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder and not an entity that is classified as a partnership for U.S. federal income tax purposes.

If a partnership is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership, and disposition of notes.

U.S. Holders

Payments of Interest

It is anticipated, and the remainder of this discussion assumes, that the notes will be issued with no more than a de minimis amount (as set forth in the applicable Treasury Regulations) of original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of accounting and that receives a payment of interest in CAD (including a payment attributable to accrued but unpaid interest upon the sale, exchange, redemption or other taxable disposition of a note) will be required to include in income the U.S. dollar value of the CAD payment received (determined based on the spot rate on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time. A cash basis U.S. Holder will not recognize exchange gain or loss on the receipt of interest income, but may recognize exchange gain or loss attributable to the actual disposition of the CAD received. Any such exchange gain or loss generally will be treated as ordinary income or loss.

A U.S. Holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the CAD interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the CAD interest income at the average spot rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate for the partial period within the applicable taxable year. Alternatively, an accrual method U.S. Holder may elect to translate CAD interest income into U.S. dollars at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that spans two taxable years) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). A U.S. Holder that uses the accrual method will recognize exchange gain or loss with respect to accrued interest income on the date the interest payment (or proceeds from a sale, exchange, redemption or other taxable disposition attributable to accrued but unpaid interest) is actually received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the CAD payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above), regardless of whether the payment is in fact converted to U.S. dollars. This exchange gain or loss generally will be treated as ordinary income or loss.

Sale, Exchange, Redemption or other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition of a note (except to the extent the amount realized is attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in such note. A U.S. Holder’s adjusted tax basis in the note generally will be the U.S. dollar value of the CAD used to purchase the note at the spot rate on the purchase date. If the notes are traded on an established securities market, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of the CAD amount paid for the note on the settlement date of the purchase.

The amount realized on the sale, exchange, redemption or other taxable disposition of a note for an amount in CAD will generally be the U.S. dollar value of such CAD based on the spot rate on the date the note is disposed of. However, if the notes are traded on an established securities market, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of such CAD on the settlement date of the disposition. If an accrual method U.S. Holder makes either of the settlement date elections described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If the notes are not traded on an established securities market (or, if the notes are so traded, but a U.S. Holder is an accrual basis U.S. Holder that has not made the settlement date election), a U.S. Holder will recognize exchange gain or loss (taxable as ordinary income or loss) to the extent that the U.S. dollar value of the CAD received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized.

Except as discussed below with respect to exchange gain or loss, any gain or loss recognized by a U.S. Holder on a taxable disposition of the note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the taxable disposition the note has been held by the U.S. Holder for more than one year. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gains are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code.

Gain or loss realized upon the sale, exchange, redemption or other taxable disposition of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Gain or loss attributable to fluctuations in currency exchange rates generally will equal the difference between (i) the U.S. dollar value of a U.S. Holder’s purchase price for the note in CAD, determined on the date the note is disposed of, and (ii) the U.S. dollar value of a U.S. Holder’s purchase price for the note in CAD, determined on the date the U.S. Holder acquired the note (or, in each case, determined on the settlement date if the notes are traded on an established securities market, and the U.S. Holder is either a cash basis or an electing accrual basis U.S. Holder). Such exchange gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange, redemption or other taxable disposition of the note, and generally will be ordinary income or loss.

Reportable Transaction Reporting

In certain circumstances, Treasury regulations require the reporting of a sale, exchange, redemption or other taxable disposition of a note or foreign currency received in respect of such a note on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the U.S. Holder recognizes a loss that equals or exceeds certain threshold amounts (e.g., in the case of a foreign currency loss, $50,000 in the case of an individual or trust). U.S. Holders are advised to consult their tax advisors to determine the reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 as part of their U.S. federal income tax returns.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to interest on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of a note paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding generally will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Medicare Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts), which includes, among other things, interest on and gains from the sale, exchange, redemption or other taxable disposition of the notes. U.S. Holders should consult their tax advisors regarding the 3.8% Medicare tax.

Non-U.S. Holders

Payments of Interest

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act (FATCA)” below, U.S. federal withholding tax will not be applied to any payment of interest on a note to a Non-U.S. Holder provided that:

•	interest paid on the note is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•	either (1) the Non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on the applicable IRS Form W-8) or (2) the Non-U.S. Holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the Non-U.S. Holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury regulations.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to U.S. federal withholding tax at a rate of 30%, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the Non-U.S. Holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Sale, Exchange, Redemption or other Taxable Disposition of the Notes

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act (FATCA)” below, gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a Non-U.S. Holder is an individual or foreign corporation described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if a Non-U.S. Holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If a Non-U.S. Holder is an individual described in the second bullet point above, such Non-U.S. Holder will be subject to a flat 30% (or lesser rate as may be specified under an applicable income tax treaty) tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by U.S.-source capital losses, even though such Non-U.S. Holder is not considered a resident of the United States.

U.S. Federal Estate Tax

Notes held at the time of death by an individual who is not a U.S. citizen or resident (as specially defined for U.S. Federal estate tax purposes) will not be included in such Non-U.S. Holder’s gross estate for U.S. Federal estate tax purposes, provided that (1) the individual does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations, and (2) interest on those notes would not have been, if received at the time of the individual’s death, effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to Non-U.S. Holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest that we make, provided the applicable statement described above in the last bullet point under “—Non-U.S. Holders—Payments of Interest” has been provided and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not an exempt recipient. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange, redemption, repurchase by us or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a United States person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Under the Foreign Account Tax Compliance Act (commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to interest income paid on the notes, and the gross proceeds from a disposition of the notes occurring after December 31, 2018, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Further, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “—Non-U.S. Holders—Payments of Interest,” the U.S. federal withholding under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of the notes.

UNDERWRITING

We and the underwriters for the offering named below, acting severally, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase from us the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
HSBC Securities (Canada) Inc.	C$	416,666,667
RBC Dominion Securities Inc.		416,666,667
TD Securities Inc.		416,666,666

Total	C$	1,250,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes are subject to conditions. The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The underwriters initially propose to offer part of the notes directly to the public at the offering price described on the cover page of this prospectus supplement. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

	Paid By Us
Per Note		0.370%
Total	C$	4,625,000

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or any automated quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes that may develop.

It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be third business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater amount of notes than they are required to purchase in the offering, in which case the underwriters may purchase notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, but if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $510,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of such liabilities.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of notes which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

a.	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

b.	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuer for any such offer; or

c.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

In the United Kingdom, the notes may not be offered other than by an underwriter that:

a.	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

b.	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

Each underwriter has, severally and not jointly, represented to and agreed with us that the sale and delivery of the notes to any purchaser resident in a province of Canada by such underwriter will be made so as to be exempt from the prospectus filing requirements, and so as to be exempt from or made in compliance with applicable dealer registration requirements or all applicable securities laws, regulations, rules, instruments, rulings and orders, including those applicable in each of the provinces of Canada and the applicable policy statements issued by any securities regulator having jurisdiction. Each underwriter has also, severally and not jointly, represented to and agreed with us that such underwriter has not and will not provide to any purchaser any document or other material that would constitute an offering memorandum (other than the Canadian offering memorandum, dated                 , 2017 (and the preliminary version thereof) that incorporates this prospectus supplement and the accompanying prospectus) with respect to the private placement of the notes in the provinces of Canada within the meaning of applicable Canadian provincial securities laws.

Hong Kong

The contents of this prospectus supplement, the accompanying prospectus and any related free writing prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, no person may issue or have in its possession for the purpose of issue, this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus or any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong, except (i) where the notes are only intended to be offered to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder), (ii) in circumstances which do not result in this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) (“CO”), or (iii) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the notes is personal to the person to whom this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus have been delivered, and a subscription for the notes will only be accepted from such person. No person to whom a copy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is issued may copy, issue or distribute this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation and the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates may, from time to time, engage in investment banking and/or commercial banking transactions with, and may provide services for, Disney and its affiliates, for which they have received and may in the future receive customary fees and expenses. In that regard, affiliates of one or more of the underwriters may be lenders or agents under credit facilities of Disney or its affiliates.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Disney and its affiliates. Underwriters or their affiliates that have a lending relationship with us or our affiliates routinely hedge their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and financial instruments.

WHERE YOU CAN FIND MORE INFORMATION

We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus supplement. Likewise, any statement in this prospectus supplement or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission (other than information in and exhibits to such documents that are deemed not to be filed):

(a)  Annual Report of The Walt Disney Company on Form 10-K for the fiscal year ended October 1, 2016;

(b)  Quarterly Reports of The Walt Disney Company on Form 10-Q for the quarterly periods ended December 31, 2016, April 1, 2017 and July 1, 2017;

(c)  The information in the proxy statement of The Walt Disney Company on Schedule 14A filed with the SEC on January 13, 2017, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the year ended October 1, 2016;

(d)  Current reports of The Walt Disney Company on Form 8-K filed with the SEC on December 2, 2016, March 3, 2017, March 13, 2017, March 23, 2017, June 5, 2017, July 3, 2017, August 17, 2017 and August 24, 2017.

We also are incorporating by reference all future documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the notes made hereby (other than information in and exhibits to such documents that are deemed not to be filed). The most recent information that we file with the Securities and Exchange Commission automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement and the accompanying prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Associate General Counsel and Assistant Secretary; telephone number (818) 560-1000. You should not assume that the information in this prospectus supplement, any document incorporated or deemed incorporated by reference herein, or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the legality of the securities being offered hereby will be passed upon for us by White & Case LLP, New York, New York. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters. White & Case LLP has from time to time represented, and continues to represent, certain of the underwriters in connection with certain unrelated legal matters. Sidley Austin LLP from time to time represents Disney in connection with certain unrelated legal matters. McCarthy Tétrault LLP has advised us with respect to the laws of Canada, and Stikeman Elliott LLP has advised the underwriters with respect to such matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the accompanying prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended October 1, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

THE WALT DISNEY COMPANY

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer from time to time the following types of securities:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our common stock;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

•	any combination of these securities, individually or as units.

We may sell these securities for U.S. dollars or a foreign currency, and payments on these securities may be made in U.S. dollars or a foreign currency. The securities may be offered separately or together in any combination and as separate series.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, as well as the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “DIS.”

We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 20, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any person to give any information or to make any representation in connection with this prospectus other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$,” “dollars,” “U.S. dollars” or “U.S.$”), and references to a “prospectus supplement” include both prospectus supplements and pricing supplements.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of us. We may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus, any related prospectus supplement, the documents incorporated and deemed to be incorporated by reference in this prospectus and other filings with the Securities and Exchange Commission and in reports to our shareholders. Such statements may, for example, express expectations or projections about future actions that we may take, including restructuring or strategic initiatives, or about developments beyond our control, including changes in domestic or global economic conditions. Additional factors are set forth in our Annual Report on Form 10-K for the year ended October 3, 2015 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission that include “Risk Factors” or that discuss risks to us. These statements are made on the basis of management’s views and assumptions as of the time the statements are made and we undertake no obligation to update these statements. There can be no assurance, however, that our expectations will necessarily come to pass.

OUR COMPANY

The Walt Disney Company, together with the subsidiaries through which its businesses are conducted, is a diversified worldwide entertainment company with operations in the following business segments: Media Networks, Parks and Resorts, Studio Entertainment and Consumer Products & Interactive Media. Unless otherwise expressly stated or the context otherwise requires, the terms “Company” and “we” are used to refer collectively to the parent company and the subsidiaries through which our various businesses are actually conducted. To find out how to obtain more information regarding us and our business, you should read the documents incorporated and deemed to be incorporated by reference in this prospectus that are described in the section of this prospectus entitled “Where You Can Find More Information.”

Our principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and our telephone number is (818) 560-1000.

Media Networks

The Company operates cable programming services (including the ESPN, Disney Channels, ABC Family and UTV/Bindass networks), broadcast businesses (including the ABC TV Network and eight owned television stations), and radio businesses (consisting of the ESPN Radio Network, including four owned ESPN radio stations and the Radio Disney Network, which operates from an owned radio station in Los Angeles). The ABC TV and ESPN Radio Networks have affiliated stations providing coverage to consumers throughout the U.S. The Company also produces original live-action and animated television programming, which may be sold in network, first-run syndication and other television markets worldwide, through online services and on DVD and Blu-ray formats. The Company has interests in media businesses that are accounted for under the equity method including A&E Television Networks LLC, Seven TV, CTV Specialty Television, Inc., and Hulu LLC. Our Media Networks business also operates branded internet sites.

Parks and Resorts

The Company owns and operates the Walt Disney World Resort in Florida and the Disneyland Resort in California. The Walt Disney World Resort includes four theme parks (the Magic Kingdom, Epcot, Disney’s Hollywood Studios and Disney’s Animal Kingdom); 18 resort hotels; a retail, dining and entertainment complex; a sports complex; conference centers; campgrounds; water parks; and other recreational facilities. The Disneyland Resort includes two theme parks (Disneyland and Disney California Adventure), three resort hotels and a retail, dining and entertainment complex. Internationally, the Company manages and has an 81% effective ownership interest in Disneyland Paris, which includes two theme parks (Disneyland Park and Walt Disney Studios Park); seven themed hotels; two convention centers; a shopping, dining and entertainment complex; and a 27-hole golf facility. The Company manages and has a 47% ownership interest in Hong Kong Disneyland Resort, which includes one theme park and two resort hotels. The Company has a 43% ownership interest in Shanghai Disney Resort, which opened on June 16, 2016, and a 70% ownership interest in the management company of Shanghai Disney Resort. The Company also earns royalties on revenues generated by the Tokyo Disneyland Resort, which includes two theme parks (Tokyo Disneyland and Tokyo DisneySea) and three Disney-branded hotels, and is owned and operated by an unrelated Japanese corporation. The Company manages and markets vacation club ownership interests through the Disney Vacation Club; operates the Disney Cruise Line; operates the Adventures by Disney guided group vacations business; and owns and manages Aulani, a hotel and vacation club resort in Hawaii. The Company’s Walt Disney Imagineering unit designs and develops theme park concepts and attractions as well as resort properties.

Studio Entertainment

The Company produces and acquires live-action and animated motion pictures for worldwide distribution to the theatrical, home entertainment and television markets. The Company distributes these products through its own distribution and marketing companies in the U.S. and both directly and through independent companies and joint ventures in foreign markets primarily under the Walt Disney Pictures, Pixar, Marvel, Lucasfilm, Touchstone and UTV banners. The Company also produces stage plays and musical recordings, licenses and produces live entertainment events and provides visual and audio effects and other post-production services.

Consumer Products & Interactive Media

The Consumer Products & Interactive Media segment engages with licensees, publishers and retailers throughout the world to design, develop, publish, promote and sell a wide variety of products based on the Company’s intellectual property through its Merchandise Licensing, Publishing and Retail businesses. The Interactive Media business creates and delivers branded entertainment and lifestyle content across interactive media platforms. In addition to leveraging the Company’s film and television properties, this segment also develops new intellectual property, which can be used across the Company’s businesses.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

These general corporate purposes may include, among others:

•	to repay our indebtedness and reduce other obligations;

•	to fund share repurchases;

•	to fund dividend payments;

•	to fund investments in, or extensions of credit or contributions to, our subsidiaries; and

•	to fund acquisitions.

Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries at the time of issuance and the availability of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended		Fiscal Year Ended,
	April 2, 2016	March 28, 2015
			2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)(2)	21.7X	21.2X	21.8X	19.3X	14.4X	11.9X	11.1X

(1)	We calculated our ratio of earnings to fixed charges by dividing income from continuing operations (including gains on sales of equity investments and businesses) before equity in the income of investees and income taxes, plus (a) fixed charges, excluding capitalized interest, (b) amortization of capitalized interest, and (c) distributed income of equity investees, by fixed charges. Fixed charges consist of interest expense and amortization of all discounts and premiums on all indebtedness, capitalized interest, and that portion of rental expense that management believes is representative of the interest component of rent expense. The ratio does not adjust for interest on unrecognized tax benefits that are recorded as a component of income tax expense.

(2)	Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, the following types of securities:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our common stock;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

•	any combination of these securities, individually or as units.

We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale, and the securities offered hereby may be convertible into or exercisable or exchangeable for other securities offered hereby. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations, which we refer to as “senior debt securities,” or our subordinated obligations, which we refer to as “subordinated debt securities.” The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations or junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an “indenture” and they are referred to collectively as the “indentures.” Each trustee is referred to individually as a “trustee” and the trustees are collectively referred to as the “trustees.”

The following summary of selected provisions of the indentures and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement, the form of the applicable debt securities and the applicable indenture, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information” in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable debt securities and indenture, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to “Disney,” “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities or the related indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued debt securities. The debt securities of each series will be our direct, unsecured obligations.

The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

•	any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

•	the price or prices at which the debt securities of the series will be issued;

•	whether the debt securities of the series will be senior debt securities or subordinated debt securities;

•	the person to whom any interest will be payable on any registered securities of the series, if other than the person in whose name the registered security is registered at the close of business on the regular record date for the payment of interest;

•	the manner in which, and the person to whom, any interest on any bearer securities of the series, will be payable, if other than upon presentation and surrender of the coupons relating to the bearer security, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

•	the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

•	the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

•	the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

•	the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

•	our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	the denominations in which any registered securities of the series are to be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000 and $100,000;

•	the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

•	if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity thereof pursuant to an event of default;

•	if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder who is a United States alien in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

•	whether the debt securities of the series are convertible or exchangeable into other securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	if applicable, any special terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount, if any, will accrue;

•	whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

•	whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the provisions described below under “—Defeasance and Discharge” and, unless otherwise expressly provided in the applicable pricing supplement, such provisions will apply to the debt securities of the series;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

•	any special United States federal income tax considerations applicable to the debt securities of the series; and

•	any other terms of the debt securities of the series.

The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than United States dollars will be set forth in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus.

Subordination Provisions Relating to Subordinated Debt

Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the subordinated debt securities will be issued under the subordinated debt securities indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt securities indenture, to all of our “senior indebtedness,” which is defined below.

If:

•	we default in the payment of any principal of, or premium, if any, or interest on any senior indebtedness when it becomes due and payable after any applicable grace period, and the default is continuing;

•	there is any other default in respect of our senior indebtedness which has occurred and is continuing which would permit the senior indebtedness to be accelerated;

•	there is any judicial proceeding pending regarding any default in respect of our senior indebtedness; or

•	the subordinated debt securities of the series are accelerated,

then, unless and until the event of default is cured or waived or ceases to exist, any such acceleration is rescinded or annulled or any judicial proceeding is terminated, we cannot make any payment on account of or acquire the subordinated debt securities prior to the repayment in full of our outstanding senior indebtedness. Nevertheless, holders of subordinated debt securities may still receive and retain payments made:

•	from a trust of the type described in “—Discharge and Defeasance” below;

•	in our capital stock; or

•	in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

If there is any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up, assignment of Disney for the benefit of our creditors, marshalling of our assets and liabilities, or other similar proceeding, whether or not voluntary, relating to us, our creditors or our assets, then all senior indebtedness must be paid in full or otherwise provided for before any payment may be made to any holders of subordinated debt securities other than payments made

•	from a trust of the type described in “—Discharge and Defeasance” below;

•	in our capital stock; or

•	in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

The subordinated debt securities indenture trustee and the holders of subordinated debt securities must return and deliver any payments of cash, property or securities received by them, other than any permitted payments described above, to the trustee or other paying agent for application to the payment of all senior indebtedness until all senior indebtedness is paid in full. The subordination provisions of the indenture do not apply to payments to the trustee for compensation, expense reimbursement and indemnity.

Unless otherwise specified in the applicable prospectus supplement with respect to a series of subordinated debt securities issued under the subordinated debt securities indenture, “senior indebtedness” under the subordinated debt securities indenture means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder against the bankruptcy or any other insolvency estate of Disney) and any other amounts due on or in connection with any of the following indebtedness, incurred, assumed or guaranteed by us, whether or not outstanding on the date we issue any series of subordinated debt securities (including renewals, extensions and refundings of these obligations):

(1)  our obligations for borrowed money;

(2)  our obligations evidenced by bonds, debentures, notes or other similar instruments;

(3)  our obligations in respect of letters of credit and performance bonds;

(4)  our capital lease obligations;

(5)  all obligations of the type referred to in clauses (1) through (4) of other persons secured by a lien on any of our assets, whether or not we have assumed those obligations; and

(6)  all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor or guarantor.

However, senior indebtedness does not include:

(a)  any indebtedness, including other series of debt securities issued under the subordinated debt securities indenture, created or evidenced by or outstanding pursuant to an instrument that expressly provides that the indebtedness is subordinated to any other indebtedness of ours, unless that indebtedness expressly provides that it will be senior to the subordinated debt securities of the series;

(b)  any indebtedness that by its terms states that it will not be senior in right of payment to the subordinated debt securities of the series; and

(c)  any indebtedness of ours to any of our affiliates or subsidiaries.

The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

We may issue senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities under the subordinated debt securities indenture. The subordination provisions applicable to these debt securities will be described in the applicable prospectus supplement.

Consequences of Holding Company Status

Our operations are conducted almost entirely through subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Form, Exchange, Registration and Transfer

The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under “—Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the applicable indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of that series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to the date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities may not be issued in exchange for registered securities.

Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the registrar) a transfer agent in a place of payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

•	if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

•	if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and of like tenor and principal amount that is simultaneously surrendered for redemption.

Covenants

Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of secured or unsecured indebtedness that may be incurred by us and our subsidiaries or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if, in the case of a consolidation, merger or transfer or lease of our assets substantially as an entirety, the applicable transaction complies with the provisions described below under “—Mergers and Sales of Assets.” In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See “—Mergers and Sales of Assets.”

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States designated by us from time to time, or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to the interest installment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities and as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities (subject to any limitations described in any applicable prospectus supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the applicable indenture, but not otherwise), and (ii) a paying agent in a place of payment located outside the United States where debt securities of that series and any related coupons may be presented and surrendered for payment.

All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to its nominee or successor of the depositary or a nominee of such successor. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and Sales of Assets

Each indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the applicable indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default under such indenture (any such event, a “default”) shall have occurred or be continuing under the applicable indenture and (iii) we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which we are merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, us under the applicable indenture and we will be discharged from all obligations under such indenture and the debt securities issued thereunder, except in the case of a lease of our properties and assets substantially as an entirety.

Events of Default

Each indenture provides that if an event of default (other than an event of default described in clause (d) of the next paragraph) occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Each indenture further provides that, if an event of default described in clause (d) of the next paragraph occurs and is continuing with respect to a series of debt securities, the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series shall become and be immediately due and payable, without any declaration or other act on the part of the trustee or the holders of any debt securities of that series. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind an acceleration of the debt securities of such series and its consequences.

Under each indenture, unless otherwise specified with respect to a series of debt securities in the applicable prospectus supplement, the following events will constitute an event of default with respect to a series of debt securities:

(a)  default in payment of any principal of or premium, if any, on any debt security of the series when due;

(b)  default in payment of any interest on any debt security of the series when due, continuing for 30 days;

(c)  failure by us to comply with our other agreements in the debt securities of the series or the applicable indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

(d)  specified events of bankruptcy or insolvency with respect to us; and

(e)  any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the applicable trustee may refuse to follow any direction that conflicts with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities of that series, unless

(a)  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b)  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

(c)  the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

(d)  the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

(e)  the trustee has failed to comply with the request within the 60-day period.

Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of such debt security or coupon on the date or dates specified for payment in the debt security or coupon (or, in the case of redemption, on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) a default in the payment of any principal of, or premium, if any, or interest on, any debt security of the series when due, or (ii) a default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in “—Modification and Waiver” below.

Each indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers’ certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

The indentures permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

•	to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

•	to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities or any series thereof, or to surrender any right or power conferred in the applicable indenture upon us;

•

to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

•	to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

•	to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

•	to secure the debt securities; or

•	to make any other change that does not adversely affect the rights of any holder of the debt securities in any material respect.

Each indenture also permits us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, such indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series and any related coupons under such indenture, and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series under such indenture may, by written consent, waive compliance by us with any provision of such indenture (but solely insofar as such provision relates to the debt securities of such series) or any provision of the debt securities of such series; provided, however, that no such supplemental indenture or waiver shall, without the written consent of the holder of each outstanding debt security under such indenture affected thereby:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof;

•	reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity thereof;

•	change the place or currency of payment of principal and premium, if any, or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on any such debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend such indenture or to waive compliance with certain provisions thereof or certain defaults thereunder with respect to the debt securities of such series;

•	modify any of the provisions of such indenture described in this paragraph except to increase the percentage of outstanding debt securities of such series required for such actions or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

•	in the case of subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge our obligations thereunder (subject to limited exceptions) with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities of such series have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay to the date of deposit (in the case of debt securities of such series which have become due and payable) or to the stated maturity or redemption date, as the case may be, all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

(a)  be discharged from our obligations (subject to exceptions) in respect of the debt securities of a series (“defeasance and discharge”), or

(b)  cease to comply with specified covenants insofar as they relate to the debt securities of a series (“covenant defeasance”), including those described under “—Mergers and Sales of Assets”;

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

(i)  sufficient funds in the currency or currency unit in which the debt securities of that series are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series, or

(ii)  that amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable United States federal income tax law.

Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, subject to certain exceptions (including for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities), and should look to the deposited funds or obligations for payment. In the case of covenant defeasance of the debt securities of any series, we will no longer be required to comply, solely insofar as relates to the debt securities of that series, with the covenants as to which covenant defeasance has occurred and a failure to comply with those covenants shall thereafter not constitute a default or event of default with respect of the debt securities of that series.

The Trustees under the Indentures

The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee is required to exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs

Applicable Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

General

Under our charter, we have the authority to issue 100,000,000 shares of preferred stock. Our Board of Directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	whether depositary shares representing shares of the series of preferred stock will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see “Description of Depositary Shares” below);

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that class;

•	increase or decrease the par value of the shares of that class; or

•	alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder.

Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions therein of certain terms.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. We will not issue any partial shares of preferred stock. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Limitations on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF COMMON STOCK

We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

Under our charter, we have the authority to issue 4,600,000,000 shares of common stock.

Dividends

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of common stock possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under the Delaware General Corporation Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all the directors of Disney then standing for election and holders of the remaining shares will not be able to elect any director. Directors are elected by a majority of votes cast at the annual meeting of stockholders, unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the numbers of shares voted “for” a director exceeds the number of votes cast “against” that director.

If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within ninety (90) days of the date of the certification of election results.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions Inc. is the principal transfer agent and registrar for the common stock.

Certain Anti-takeover Effects

General.    Certain provisions of our charter and the Delaware General Corporation Law (the “DGCL”) could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter and the DGCL.

Our bylaws permit adoption of a stockholder rights plan, rights agreement or any other form of distribution to stockholders which is designed to or has the effect of making an acquisition of large holdings of our shares of common stock more difficult or expensive if, but only if, approved by a majority of the Board of Directors including a majority of independent directors. The bylaw requires that any such plan terminate within one year following the date of adoption unless the plan has been ratified by stockholders or extended by further votes of the Board of Directors. Our Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our Board of Directors expressly reserves the right to introduce these measures in the future.

Business Combinations.    Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to “opt-out” of Section 203.

Advance Notice Requirements.    Stockholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in our bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements set forth in our bylaws.

Proxy Access.    Our bylaws permit a qualified stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of the total voting power of our outstanding shares of capital stock entitled to vote in the election of directors. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws is generally 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered.

Notice of a nomination under our proxy access bylaw provisions must generally be submitted to our secretary at our principal executive offices no earlier than 150 days and no later than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must contain certain information specified in our bylaws.

Special Meetings.    Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our charter provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors, the Chief Executive Officer, or, solely to the extent and subject to the conditions provided in our bylaws, by the Secretary of the Company at the written request in proper form of one or more stockholders who have continuously held as stockholders of record “Net Long Shares” (as defined in the bylaws) representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of our common stock for at least one year prior to the date such request is delivered to the Secretary.

Board Vacancies.    Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

Additional Authorized Shares of Capital Stock.    The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price of the warrants, if any;

•	the currency or currencies in which such warrants are exercisable;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of the warrants, if any;

•	antidilution provisions of the warrants, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe, among other things, the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States Federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States Federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Common Stock,” “Description of Warrants” and “Description of Purchase Contracts” will apply to any debt securities, preferred stock, depositary shares, common stock, warrants or purchase contracts, as applicable, included in each unit, unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Securities offered hereby may also be issued upon conversion, exercise or exchange of other securities offered hereby. We also reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In this case, no underwriters, dealers or agents would be involved.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. The consideration for these securities may be cash or another form negotiated by the parties. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange (if applicable), in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

One or more of the underwriters, agents or dealers, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission’s website on the Internet at http://www.sec.gov . This information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission (other than information in such documents that is deemed not to be filed):

(a)  Annual Report on Form 10-K for the fiscal year ended October 3, 2015, filed on November 25, 2015;

(b)  Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2016, filed on February 9, 2016, and the Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2016, filed on May 10, 2016;

(c)  The information in our proxy statement filed on January 15, 2016, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the year ended October 3, 2015; and

(d)  Current Reports on Form 8-K, filed on January 8, 2016, January 11, 2016, March 4, 2016, March 14, 2016, April 5, 2016; June 29, 2016 and July 11, 2016.

We also are incorporating by reference all future documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities made hereby (other than information in and exhibits to such documents that are deemed not to be filed). The most recent information that we file with the Securities and Exchange Commission automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Associate General Counsel and Assistant Secretary; telephone number (818) 560-1000. You should not assume that the information in this prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by White & Case LLP, New York, New York. Sidley Austin LLP, San Francisco, California, will act as counsel for any agents or underwriters. Sidley Austin LLP from time to time represents us in connection with certain unrelated legal matters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 3, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

C$1,250,000,000 2.758% Notes Due 2024

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

HSBC

RBC Capital Markets

TD Securities

October 3, 2017